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                                                                  EXHIBIT 10.68


                              ASSUMPTION AGREEMENT

                 THIS AGREEMENT is made this 1st day of July, 1995, by and between SOUTH SEAS MOTORS, INC., a Hawaii corporation (the "Company") and ALAN ROBIN (the "Employee).

                                   RECITALS:

                 A. Employee is the President and Chief Executive Officer of the Company.

                 B. Employee is the President and Chief Executive Officer of Pacific International Services Corp., a California corporation ("PISC") .

                 C.       The Company is a wholly-owned subsidiary of PISC.

                 D. Employee and PISC have entered into that certain Amended Employment Agreement dated effective January 1, 1995 (the "Employment Agreement").

                 E. In his capacity as President and Chief Executive Officer of the Company, Employee performs substantial services to and for benefit of the Company.

                 F. The Company will derive a substantial benefit from the Employment Agreement and is willing to assume the obligations of PISC thereunder, jointly and severally with PISC.

                 NOW, THEREFORE, in consideration of the services performed by Employee to and for the benefit of the Company, the Company hereby assumes and agrees to observe and perform (jointly and severally with PISC) each and every duty, agreement and obligation on the part of PISC to be observed or performed under the Employment Agreement, including but not limited to the payment of any amounts due and payable thereunder. Notwithstanding the foregoing, the Company's assumption hereunder shall be limited to the assumption of the obligations of PISC, under the Employment Agreement for a period of three (3) years, commencing on July 1, 1995 and ending on June 30, 1998. Nothing herein shall affect the employment relationship between PISC and Employee, and such dual employment shall not result in any increase in Employee's compensation or benefits under the Employment Agreement. Unless otherwise determined by the Company, Employee shall continue to receive all of his compensation and benefits under the Employment Agreement from PISC.

                 Employee hereby consents to the assumption of the Employment Agreement by the Company, provided that such consent shall not be construed as a waiver of any term, covenant or condition contained in the Employment Agreement.





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                 IN WITNESS WHEREOF, the parties have executed this instrument as of the date first above written.


                                       SOUTH SEAS MOTORS, INC.


                                       By       /s/  RICHARD BAUMAN
                                         ------------------------------------
                                          Its       VICE PRESIDENT CFO
                                                       THE "Company"


                                                   /s/  ALAN ROBIN
                                       --------------------------------------
                                                        ALAN ROBIN
                                                        "Employee"




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